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                                     BY-LAWS

                                       OF

                               BUFORD GROUP, INC.

                                    ARTICLE I

                                     OFFICES



         Section 1.01 Offices. Buford Group, Inc. (the "Corporation") may have, in addition to its registered offices in the State of Delaware, offices and places of business at such places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

         Section 2.01 Annual Meeting. An annual meeting of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, if not a legal holiday in the place where the meeting is to be held, and if a legal holiday in such place, then on the next full business day following, at the time specified in the notice of the meeting, at which they shall elect by plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

         Section 2.02 Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation or by these By-Laws, may be called at any time by the Chairman of the Board, the President, the Board of Directors, or stockholders holding together at least 25 percent of the outstanding shares of stock entitled to vote at the meetings.

         Section 2.03 Place of Meetings. All meetings of stockholders for any purpose or purposes may be held at such places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or as shall be specified or fixed in the respective notices or waivers of notice thereof.

                                       1                                 ANNEX C

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         Section 2.04 Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held and which place shall be specified in the notice of meeting, or, if not so specified, at the place where said meeting is to be held. The list shall be produced and kept open at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 2.05 Notice of Meetings. Written or printed notice stating the place, date, and hour of each annual meeting of the stockholders shall be given to each stockholder entitled to vote thereat not more than 60 nor less than ten days before the date of the meeting. Written notice stating the place, date, and hour of each special meeting of the stockholders and the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote thereat not more than 60 nor less than ten days before the date fixed for the meeting. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board of Directors shall fix, after the adjournment, a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.


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         Section 2.06 Quorum of Stockholders. Except as otherwise provided by statute or the Certificate of Incorporation, the holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at each meeting of stockholders for the transaction of business except where stockholders are required to vote by class, in which event a majority of the issued and outstanding shares of the appropriate class, present in person or represented by proxy, shall be requisite and shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice (other than announcement at the meeting, at which the adjournment is taken of the time and place of the adjourned meeting) until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding any withdrawal of stockholders which may have less than a quorum remaining.

         Section 2.07 Voting. Except as otherwise provided by statute, the Certificate of Incorporation, or any certificate duly filed in the State of Delaware pursuant to Section 151 of the Delaware General Corporation Law, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his name on the record books of stockholders of the Corporation on the date fixed by the Board of Directors as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting or if such record date shall not have been so fixed, then at the close of business on the day next preceding the date on which notice thereof shall be given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; or each stockholder entitled to vote at any meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. Any such proxy shall be delivered to the


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secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of three years from the date thereof, unless otherwise provided in the proxy. If no date is stated on a proxy, such proxy shall be presumed to have been executed on the date of the meeting it is to be voted. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, these By-Laws, or the Certificate of Incorporation, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes, or when stockholders are required to vote by class by a majority of the votes of the appropriate class, cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

         Section 2.08 Organization. At each meeting of the stockholders, the Chairman of the Board or the President, determined as provided in Article Six of these By-Laws, or if those officers shall be absent therefrom, another officer of the Corporation chosen as chairman present in person or by proxy and entitled to vote thereat, or if all the officers of the Corporation shall be absent therefrom, a stockholder holding of record shares of stock of the Corporation so chosen, shall act as chairman of the meeting and preside thereat. The Secretary of the Corporation, or if he shall be absent from such meeting or shall be required pursuant to the provisions of this Section 2.08 to act as chairman of the meeting, the person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

         Section 2.09 Consent of Stockholders in Lieu of Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting, the notice thereof, and the vote of stockholders can be dispensed with, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting by less than unanimous written consent.


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                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 3.01 Management of Corporation. The business and affairs of the Corporation shall be managed by its Board of Directors which shall have and may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation, or these By-Laws directed or required to be exercised or done by the stockholders.

         Section 3.02 Number and Qualifications. The number of Directors which shall constitute the entire Board of Directors shall be not less than one (1). The first Board of Directors shall consist of the number of Directors named in the Certificate of Incorporation. Thereafter, within the limits above specified, the number of Directors shall be determined by resolution of the Board of Directors at any meeting of the Board of Directors or by the stockholders at any meeting thereof. None of the Directors need be a stockholder of the Corporation or a resident of the State of Delaware.

         Section 3.03 Election and Term of Office. The Directors shall be elected at the annual meeting of stockholders, except as provided in Section
3.04 of these By-Laws. At each election, the persons receiving the greatest number of votes shall be the Directors. Each Director shall hold office until the next succeeding annual meeting of stockholders and until his successor shall have been elected and shall have qualified or until his earlier death, resignation, retirement, disqualification, or removal.

         Section 3.05 Removal; Filling of Vacancies. Any Director may be removed either for or without cause at any special meeting of stockholders at which a quorum is present or represented by the affirmative vote of a majority in number of shares of the stockholders present in person or represented by proxy at such meeting and entitled to vote for the election of such Director, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. Any vacancy occurring in the Board of Directors, resulting from the death, resignation, retirement, disqualification, or removal from office of any Director or otherwise and any newly created directorship resulting from an increase in the authorized number of Directors, may be filled by the affirmative vote of a majority of the Directors then in office through less than a quorum of the Board of Directors or may be filled by election at an annual meeting of the stockholders. A Director elected


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to fill a vacancy shall be elected for the unexpired term of his predecessor in office and until his successor shall have been elected and shall have qualified or until his earlier death, resignation, retirement, disqualification, removal or displacement. A Director elected to fill a directorship by reason of an increase in the authorized number of Directors shall hold office until the next succeeding annual meeting of stockholders and until his successor shall have been elected and shall have qualified or until his earlier death, resignation, retirement, disqualification, removal or displacement.

         Section 3.06 Place of Meetings. Meetings of the Board of Directors, annual, regular, or special, may be held either within or without the State of Delaware.

         Section 3.07 Annual Meetings. The first meeting of each newly elected Board of Directors shall be held for the purpose of organization and the transaction of any other business without notice immediately following the annual meeting of stockholders, and at the same place as the annual meeting of stockholders. No notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a written waiver of notice signed by all of the Directors.

         Section 3.08 Regular Meetings. Regular meetings of the Board of Directors, of which no notice shall be necessary, shall be held at such times and places as may be fixed from time to time by resolution adopted by the Board of Directors and communicated to all Directors. Except as otherwise provided by statute, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any regular meeting.

         Section 3.09 Special Meetings. Special meetings of the Board of Directors may be called by any director on at least 24 hours notice to each Director, either personally, by telephone, by mail, or by telegram. Except as may be otherwise expressly provided by statute, the Certificate of Incorporation, or these By-Laws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 3.10 Quorum and Manner of Acting. At all meetings of the Board of Directors the presence of a majority of


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the directors at the time in office (but in no event less than one-third of the number of directors constituting the whole Board of Directors) shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by statute, the Certificate of Incorporation, or these By-Laws. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by statute, the Certificate of Incorporation, or these By-Laws, in which case the act of such greater number shall be requisite to constitute the act of the Board of Directors. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any such adjourned meeting any business may be transacted which might have been transacted at the meeting as originally convened.

         Section 3.11 Directors' Compensation. The Board of Directors shall have authority to determine, from time to time, the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of standing or special committees of the Board of Directors. The Board of Directors shall also have power in its discretion to provide for and to pay to Directors rendering services to the Corporation not ordinarily rendered by Directors as such, special compensation appropriate to the value of such services as determined by the Board of Directors from time to time. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                     GENERAL PROVISIONS RELATING TO MEETINGS

         Section 4.01 Notice. Whenever by law, the Certificate of Incorporation, or these By-Laws, notice is required to be given to any stockholder, Director, or committee member and no provision is made as to how such notice shall be given, it shall be construed to mean that notice may be given either (a) in person, (b) in writing, by mail, (c) except in the case of a stockholder, by telegram, telex, cable, telecopies, or similar means, or (d) by any other method permitted by law. Any notice required or permitted to be given hereunder (other than personal notice) shall be addressed to such stockholder, Director, or committee member at his address as it appears on the books of the Corporation or, in the case of a stockholder, on the stock


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transfer records of the Corporation or at such other place as such stockholder,
Director, or committee member is known to be at the time notice is mailed or transmitted. Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail, postage prepaid. Any notice required or permitted to be given by telegram, telex, cable, telecopier, or similar means shall be deemed to be delivered and given at the time transmitted.

         Section 4.02 Waiver of Notice. Whenever by law, the Certificate of Incorporation, or these By-Laws, any notice is required to be given to any stockholder, Director, or committee member of the Corporation a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time notice should have been given, shall be equivalent to the giving of such notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 4.03 Telephone and Similar Meetings. Directors or committee members may participate in and hold a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 4.04 Action Without Meeting. Any action which may be taken, or is required by law, the Certificate of Incorporation, or these By-Laws to be taken, at a meeting of Directors, or committee members may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors or committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and the signed consent is filed in the minute books of the Corporation. Such consent shall have the same force and effect, as of the date stated therein, as a unanimous vote of such directors or committee members, as the case may be, and may be stated as such in any document filed with the Secretary of State of Delaware or in any certificate or other document delivered to any person. The consent may be in one or more counterparts so long as each Director or committee member, as the case may be, signs one of the counterparts.


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                                    ARTICLE V

                               EXECUTIVE COMMITTEE

         Section 5.01 Constitution and Powers. The Board of Directors, by resolution adopted by affirmative vote of a majority of the number of Directors constituting the whole Board of Directors, may designate one or more Directors (with such alternates, if any, as may be deemed desirable) to constitute an executive committee, which executive committee shall have and may exercise, when the Board of Directors is not in session, all of the authority and power of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, even though such authority and powers be herein provided or directed to be exercised by a designated officer of the Corporation; provided, however, the executive committee shall not have the authority of the Board of Directors in reference to:

         (a)      amending the Certificate of Incorporation;

         (b)      adopting an agreement of merger or consolidation;

         (c) recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets;

         (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; and

         (e)      amending these By-Laws;

In addition, unless the resolution adopted by a majority of the entire Board of Directors establishing an executive committee expressly so provides, the executive committee shall not have the power or authority to declare dividends or to authorize the issuance of shares of the Corporation. So far as is practicable members of the executive committee and their alternates (if any) shall be appointed by the Board of Directors at its first meeting after each annual meeting of stockholders and, unless sooner discharged by affirmative vote of a majority of the number of Directors constituting the entire Board of Directors, shall hold office until their respective successors are appointed and qualify or until their earlier respective removals, deaths, resignations, retirements, or disqualifications.


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         Section 5.02 Meetings. Regular meetings of the executive committee, of which no notice shall be necessary, shall be held at such times and places as may be fixed from time to time by resolution adopted by affirmative vote of a majority of the entire executive committee and communicated to all of the members thereof. Special meetings of the executive committee may be called by any committee member at any time on at least 12 hours notice to each member, either personally or by mail or telegram. Except as may be otherwise expressly provided by statute or by the Certificate of Incorporation or by these By-Laws, neither the business to be transacted at, nor the purpose of, any meeting of the executive committee need be specified in the notice or waiver of notice of such meeting. A majority of the executive committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the executive committee. The members of the executive committee shall act only as a committee, and the individual members shall have no power, as such. The executive committee, at each meeting thereof, may designate or, in its discretion, may appoint a chairman from among its members to preside at all its meetings held during such period as the executive committee may specify.

         Section 5.03 Records. The executive committee shall cause minutes of its proceedings to be prepared and shall report the same, from time to time, to the Board of Directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation. The Secretary of the Corporation, or, in his absence, an assistant secretary, shall act as secretary of the executive committee or the executive committee may, in its discretion, appoint its own secretary.

         Section 5.04 Vacancies. Any vacancy in the executive committee may be filled by affirmative vote of a majority of the number of Directors constituting the entire Board of Directors.

         Section 5.05 Absent or Disqualified Members. In the absence or disqualification of a member of the executive committee, the member or members thereof present at any meeting and not disqualified from voting by statute, the Certificate of Incorporation, or these By-Laws, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.


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                                   ARTICLE VI

                          OTHER COMMITTEES OF THE BOARD

         Section 6.01 Other Committees. The Board of Directors may, by resolution adopted by affirmative vote of a majority of the number of Directors constituting the entire Board of Directors, designate one or more Directors (with such alternates, if any, as may be deemed desirable) to constitute another committee or committees for any purpose; provided, that any such other committee or committees shall have and may exercise only the power of recommending action to the Board of Directors and the executive committee and of carrying out and implementing any instructions or any policies, plans, and programs theretofore approved, authorized, and adopted by the Board of Directors or the executive committee.

                                   ARTICLE VII

               OFFICERS, EMPLOYEES, AND AGENTS: POWERS AND DUTIES

         Section 7.01 Elected Officers. The elected officers of the Corporation shall be a Chairman of the Board (if the Board of Directors shall determine the election of such officer to be appropriate), a President, one or more Vice Presidents as may be determined from time to time by the Board of Directors (and, in the case of each such Vice President, with such descriptive title, if any, as the Board of Directors shall deem appropriate), a Secretary and a Treasurer. No elected officer of the Corporation need be a member of the Board of Directors.

         Section 7.02 Election. So far as is practicable, all elected officers shall be elected by the Board of Directors at its first meeting after each annual meeting of stockholders.

         Section 7.03 Appointive Officers. The Board of Directors may also, from time to time, elect or appoint one or more assistant secretaries and assistant treasurers and such other officers and assistant officers and agents (none of whom need be a member of the Board of Directors) as it shall from time to time deem necessary, who shall exercise such power and perform such duties as shall be set forth in these By-Laws or determined from time to time by the Board of Directors or the executive committee.

         Section 7.04 Two or More Offices. Any two or more offices may be held by the same person.


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         Section 7.05 Compensation. The compensation, if any, of all officers of the Corporation shall be fixed from time to time by the Board of Directors or the executive committee. The Board of Directors or the executive committee may, from time to time, delegate to the Chairman of the Board and President, or either of them, the authority to fix the compensation of any or all of the other officers of the Corporation.

         Section 7.06 Term of Office; Removal; Filling of Vacancies. Each elected officer of the Corporation shall hold office until his successor is chosen and qualified in his stead or until his earlier death, resignation, retirement, disqualification, or removal from office. Each appointive officer shall hold office at the pleasure of the Board of Directors without the necessity of periodic reappointment. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, either for or without cause, by affirmative vote of a majority of the entire Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

         Section 7.07 Chairman of the Board. The Chairman of the Board, if one shall be elected and serving, shall preside when present at all meetings of the stockholders and of the Board of Directors. He shall advise and counsel the President and other officers of the Corporation and shall exercise such powers and perform such duties as shall be assigned to, or required of him, from time to time, by the Board of Directors or the executive committee.

         Section 7.08 President. The President shall be the chief executive officer of the Corporation and, subject to the provisions of these By-Laws, shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. In the absence of the Chairman of the Board, or if such officer shall not have been elected or be serving, the President shall preside when present at meetings of the stockholders and the Board of Directors. He shall have general authority to execute bonds, deeds, and contracts in the name of the Corporation and to affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require and to fix their compensation, subject to the provisions of these By-Laws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the


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President; and in general to exercise all the powers usually appertaining to the office of president of a corporation, except as otherwise provided by statute, the Certificate of Incorporation, or these By-Laws. In the absence or disability of the President, his duties shall be performed and his powers may be exercised by the Vice Presidents in order of their seniority (as such seniority shall be determined by the Board of Directors), unless otherwise determined by the President, the executive committee, or the Board of Directors.

         Section 7.09 Vice Presidents. Each Vice President shall generally assist the President and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the President, the Chairman of the Board, if one be elected and serving, the executive committee, or the Board of Directors.

         Section 7.10 Treasurer. The Treasurer shall be the chief accounting and financial officer of the Corporation and shall have active control of and shall be responsible for all matters pertaining to the accounts and finances of the Corporation. He shall audit all payrolls and vouchers of the Corporation and shall direct the manner of certifying the same; shall supervise the manner of keeping all vouchers for payments by the Corporation and all other documents relating to such payments; shall receive, audit and consolidate all operating and financial statements of the Corporation and its various departments; shall have supervision of the books of account of the Corporation, their arrangement and classification; shall supervise the accounting and auditing practices of the Corporation and shall have charge of all matters relating to taxation. The Treasurer shall have the care and custody of all monies, funds, and securities of the Corporation; shall deposit or cause to be deposited all such funds in and with such depositories as the Board of Directors or the executive committee shall from time to time direct or as shall be selected in accordance with procedures established by the Board of Directors or executive committee; shall advise upon all terms of credit granted by the Corporation; and shall be responsible for the collection of all its accounts and shall cause to be kept full and accurate accounts of all receipts and disbursements of the Corporation. He shall have the power to endorse for deposit or collection, or otherwise all checks, drafts, notes, bills of exchange, or other commercial papers payable to the Corporation and to give proper receipts or discharges for all payments to the Corporation. The Treasurer shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. In the absence or disability of the Treasurer, his duties shall be performed and his powers may be exercised by the


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assistant treasurers in the order of their seniority, unless otherwise determined by the Treasurer, the President, the Chairman of the Board, if one be elected and serving, the executive committee, or the Board of Directors.

         Section 7.11 Assistant Treasurers. Each assistant treasurer shall generally assist the Treasurer and shall have powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Treasurer, the President, the Chairman of the Board, if one be elected and serving, the executive committee or the Board of Directors.

         Section 7.12 Secretary. The Secretary shall see that notice is given of all meetings of the stockholders and special meetings of the Board of Directors and shall keep and attest true records of all proceedings at all meetings of the stockholders and the Board of Directors. He shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers, and records of the Corporation except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation. In the absence or disability of the Secretary, his duties shall be performed and his powers may be exercised by the assistant secretaries in the order of their seniority, unless otherwise determined by the Secretary, the President, the Chairman of the Board, if one be elected and serving, the executive committee or the Board of Directors.

         Section 7.13 Assistant Secretaries. Each assistant secretary shall generally assist the Secretary and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Secretary, the President, the Chairman of the Board, if one be elected and serving, the executive committee, or the Board of Directors.

         Section 7.14 Additional Powers and Duties. In addition to the foregoing especially enumerated duties, services, and powers, the several elected and appointive officers of the Corporation shall perform such other duties and services and exercise such further powers as may be provided by statute, the Certificate of Incorporation, or these By-Laws or as the Board of Directors or the executive committee may from time to time determine or as may be assigned to them by any competent superior officer.


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
                                  ARTICLE VIII

                           STOCK AND TRANSFER OF STOCK

         Section 8.01 Certificates Representing Shares. Every holder of stock of the Corporation shall be entitled to have a certificate(s) signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board, or the President, or a Vice President, and also by the Treasurer or an assistant treasurer or the Secretary or an assistant secretary of the Corporation, certifying the class and number of shares of the Corporation owned by such holder. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, however, that except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests, the powers, obligations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 8.02 Lost Certificates. The Board of Directors, the executive committee, the Chairman of the Board, if one be elected and serving, the President, or such other officer or officers of the Corporation as the Board of Directors may from time to time designate, in its or his discretion, may direct a new certificate or certificates representing shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate or certificates to be lost, stolen, or destroyed. When authorizing such issue of a new


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
certificate or certificates, the Board of Directors, the executive committee, the Chairman of the Board, if one be elected and serving, the President or any such other officer, in its or his discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it or he shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it or he may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen, or destroyed.

         Section 8.03 Transfers of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares, duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, with all required stock transfer tax stamps affixed thereto and cancelled or accompanied by sufficient funds to pay such taxes, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 8.04 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to be held liable for calls and assessments, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have actual or other notice thereof, except as otherwise provided by law.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.01 Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the statutes and of the Certificate of Incorporation, may be declared by the Board of Directors at any annual, regular, or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, or in any combination thereof.


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
         Section 9.02 Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time in their sole and absolute discretion think proper as a reserve to meet contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         Section 9.03 Signature of Negotiable Instruments. All bills, notes, checks, or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent, or agents and in such manner as are permitted by these By-Laws and/or as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors or the executive committee.

         Section 9.04 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors; provided that if such fiscal year is not fixed by the Board of Directors or incorporators, it shall be the calendar year.

         Section 9.05 Seal. The Corporation's seal shall be in such form as shall be adopted and approved from time to time by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, imprinted, or in any manner reproduced. If the Board of Directors or the incorporator approves a seal, the affixation of such seal shall not be required to create a valid and binding obligation against the Corporation.

         Section 9.06 Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 9.07 Surety Bonds. Such officers and agents of the Corporation (if any) as the Board of Directors, the executive committee, the Chairman of the Board, if one be elected and serving, or the President may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their respective death, resignation, retirement, disqualification, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Board of Directors, the executive committee, the Chairman of the Board, of one be elected and serving, or the President, may determine. The premiums on such bonds shall be paid by the Corporation, and the bonds so furnished shall be in the custody of the Secretary.

         Section 9.08 Books of Corporation. The books of the Corporation may be kept (subject to the provisions of the statutes) within or outside the State of Delaware, at such place or places as may from time to time be designated by the Board of Directors or as the business of the Corporation may require.

         Section 9.09 Resignation. Any committee member, Director, or officer may resign by so stating at any meeting of the Board of Directors or by giving written notice to the Chairman of the Board, if one be elected and serving, the President, or the Secretary. Such resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 9.10 Securities of Other Corporations. The Chairman of the Board, if one be elected and serving, the President, or any Vice President of the Corporation or any other person authorized by resolution of the Board of Directors shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

         Section 9.11 Invalid Provisions. If any provision of these By-Laws is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; these By-Laws shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its


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
severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of these By-Laws a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         Section 9.12 Mortgages, etc. With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.

                                    ARTICLE X

                                   AMENDMENTS

         Section 10.01 Amendments. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the holders of 75 percent or more of the shares of stock of the Corporation issued and outstanding or by the Board of Directors at any regular meeting of the stockholders or the Board of Directors or at any special meeting of the stockholders or the Board of Directors.

         The undersigned Secretary of the Corporation hereby confirms that the above By-Laws were duly adopted as the By-Laws of the Corporation as of the 24th day of July, 1984.

                                                  /s/ GEOFFREY R. BUFORD
                                          --------------------------------------
                                              Geoffrey R. Buford, Secretary


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